Exhibit 99.1

The undersigned agree that this Schedule 13D, and all amendments thereto, relating to the Common Stock of AveXis, Inc. shall be filed on behalf of the undersigned.

DEERFIELD MGMT, L.P.

By:  J.E. Flynn Capital, LLC, General Partner

By: /s/ Jonathan Isler
Name:  Jonathan Isler
Title:    Attorney-in-Fact

DEERFIELD MGMT III, L.P.
By: J.E. Flynn Capital III, LLC, General Partner

By: /s/ Jonathan Isler
Name:  Jonathan Isler
Title:    Attorney-in-Fact

DEERFIELD SPECIAL SITUATIONS FUND, L.P.

By:  Deerfield Mgmt, L.P., General Partner
By:  J.E. Flynn Capital, LLC, General Partner

By: /s/ Jonathan Isler
Name:  Jonathan Isler
Title:    Attorney-in-Fact

DEERFIELD PRIVATE DESIGN FUND III, L.P.
By: Deerfield Mgmt III, L.P., General Partner
By: J.E. Flynn Capital III, LLC, General Partner

By: /s/ Jonathan Isler
Name:  Jonathan Isler
Title:    Attorney-in-Fact

DEERFIELD INTERNATIONAL MASTER FUND, L.P.
By: Deerfield Mgmt, L.P., General Partner
By: J.E. Flynn Capital, LLC, General Partner

By: /s/ Jonathan Isler
Name:  Jonathan Isler
Title:    Attorney-in-Fact

DEERFIELD PARTNERS, L.P.
By: Deerfield Mgmt, L.P., General Partner
By: J.E. Flynn Capital, LLC, General Partner

By: /s/ Jonathan Isler
Name:  Jonathan Isler
Title:    Attorney-in-Fact

DEERFIELD MANAGEMENT COMPANY, L.P.

By:  Flynn Management LLC, General Partner

By: /s/ Jonathan Isler
Name:  Jonathan Isler
Title:    Attorney-in-Fact

JAMES E. FLYNN

/s/ Jonathan Isler
Jonathan Isler, Attorney-in-Fact